Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated May 18, 2026)	Registration No. 333-295547

Up to $5,540,009

Class A Ordinary Shares

SKK Holdings Limited

SKK Holdings Limited (the “Company” or “we” or “our” or “us”) has entered into a sales agreement (the “Sales Agreement”), dated May 18, 2026, with A.G.P./Alliance Global Partners (“A.G.P.” or the “Sales Agent”) relating to the Class A ordinary shares, each with par value of $0.0025, (the “Class A ordinary shares”), offered by this prospectus supplement. Under this prospectus supplement, we may offer and sell having an aggregate offering price of up to $5,540,009 from time to time through or to A.G.P., acting as Sales Agent or principal, in accordance with the Sales Agreement.

Sales of the Class A ordinary shares, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market LLC (the “Nasdaq”), the existing trading market for our Class A ordinary shares, or any other existing trading market in the Unites States for our Class A ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. A.G.P. is not required to sell any specific number or dollar amount of Class A ordinary shares, but will act as Sales Agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay A.G.P. a commission of up to 3.0% of the gross sales price per Class A ordinary shares issued by us and sold through it as our Sales Agent under the Sales Agreement. In connection with the sale of Class A ordinary shares on our behalf, A.G.P. may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. may be deemed to be underwriting commissions or discounts. We provide more information about how the Class A ordinary shares will be sold in the section entitled “Plan of Distribution.”

Our Class A ordinary shares are listed on Nasdaq under the symbol “SKK.” On May 14, 2026, the last reported sale price of our Class A ordinary shares was $3.39 per Class A ordinary share.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates as of the date of this prospectus supplement was $16,620,027, based on 1,363,415 Class A ordinary shares outstanding, approximately 1,363,415 of which were held by non-affiliates, and a per Class A Share price of $12.19 based on the closing sale price of our Class A ordinary shares on May 4, 2026, which is the highest closing sale price of our Class A ordinary shares on Nasdaq within the prior 60 days. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold none of our securities pursuant to General Instruction I.B.5 of Form F-3. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.5 of Form F-3 to offer and sell Class A ordinary shares having an aggregate offering price of up to $5,540,009. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is May 18, 2026.

PROSPECTUS SUPPLEMENT

S-i

PROSPECTUS

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of securities in two (2) separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations, and prospects may have changed since the earlier dates.

We have not authorized anyone to provide you with any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or in any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the base prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement titled “Where You Can Find Additional Information.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “SKK,” “we,” “our,” “us,” and the “Company” in this prospectus supplement, we mean SKK Holdings Limited, and our consolidated subsidiaries unless otherwise specified.

This prospectus supplement also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus supplement, accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and incorporated by reference to our most recent Annual Report on Form 20-F, as supplemented by any additional SEC filings.

Overview of the Company

SKK Holdings Limited is a civil engineering service provider that specializes in subsurface utility works in Singapore and have participated in numerous public utility projects, including but not limited to power and telecommunication cable laying works, water pipeline works and sewer rehabilitation works. We were founded in 2013 by Mr. Sze Koon Kiat, our Chief Executive Officer, together with, among others, Mr. Ng Chun Seong, one of our Executive Directors and our Chief Operating Officer. Our Executive Officers, including Mr. Sze Koon Kiat, Mr. Ng Chun Seong, Mr. Wong Kok Leong and Mr. Tang Teck Shen, have over 30, 28, 20 and 17 years of experience in the field, respectively. As of March 31, 2026, we were equipped with a fleet of 15 HDD rigs, 22 excavators and 35 vehicles and a staff over 179. We are one of the five major contractors in Singapore for horizontal directional drilling, or HDD works.

Asset Purchase Agreement

On May 1, 2026, the Company entered into an Asset Purchase Agreement with Rantizo, Inc.(“Rantizo”), a Delaware corporation, under which the Company will acquire (the “Asset Purchase”) substantially all of Rantizo’s drone-based technology assets used in agricultural spraying, seeding and monitoring for agriculture, forestry emergency response and other commercial applications (the “Acquired Assets”). The Acquired Assets will be acquired in exchange of $759,047 in cash and approximately $258.8 million of newly issued Class A ordinary shares based on the volume weighted average price of Class A ordinary shares over the five (5) trading days prior to the closing. The dollar amount is based on a third-party independent valuation of the Acquired Assets. At the closing, Rantizo will have the right to nominate two directors to the Company’s board of directors, consisting of one executive director and one independent director. The consummation of the Assets Purchase is subject to shareholder approval, compliance with Nasdaq Rules, the effectiveness of applicable regulatory clearance and other customary conditions.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on March 27, 2023. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 27 First Lok Yang Road Singapore 629735. Our telephone number at this location is +65 6334 3831. Our principal website address is https://www.skkworks.com.sg. The information contained on or accessible through our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

S-2

THE OFFERING

Class A ordinary shares offered by us	Shares of our Class A ordinary shares having an aggregate offering price of up to $5,540,009 pursuant to the Sales Agreement.

Class A ordinary shares currently outstanding	1,363,415 shares

Class A ordinary shares to be outstanding immediately after this offering	Up to 2,997,635 shares, assuming sales at a sales price of $3.39 per share, which was the closing sale price on Nasdaq on May 14, 2026. The actual number of shares of Class A ordinary shares outstanding following this offering will vary depending on several factors, including whether we elect to sell shares pursuant to this offering and the price at which the shares may be sold from time to time during this offering.

Manner of Offering	An “at-the-market” offering that may be made from time to time through or to the Sales Agent. See the section titled “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital, operating expenses and capital expenditures. See the section titled “Use of Proceeds.”

Risk factors	An investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors,” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Class A ordinary shares.

Nasdaq ticker symbol	“SKK.”

The above discussion is based on 1,363,415 shares of our Class A ordinary shares outstanding as of May 14, 2026*.

*The Company has no issued and outstanding warrants or unexercised share options.

S-3

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks below and are as described under the heading “Risk Factors” in our Annual Report on Form 20-F for the financial year ended December 31, 2025, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in this prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

The risks and uncertainties described below and in our subsequent reports filed with the SEC are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

Investors in this offering will incur immediate dilution from the public offering price.

You will suffer immediate and substantial dilution in the net tangible book value of the Class A ordinary shares if you purchase shares in this offering. Assuming that an aggregate of 1,634,220 Class A ordinary shares are sold during the term of the Sales Agreement, at a price of $3.39 per Class A ordinary shares (the closing sale price of our Class A ordinary shares on Nasdaq on May 14, 2026), for aggregate net proceeds of approximately $5.1 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.36 per share of ordinary shares, with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

The actual number of Class A ordinary shares we will sell under the Sales Agreement, as well as the price at which we may sell such Class A ordinary shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of Class A ordinary shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Class A ordinary shares during the sales period and limits we set with A.G.P. In addition, the price at which Class A ordinary shares are sold by A.G.P., from time to time, will be dependent on the market price of our Class A ordinary shares and, as a result, purchasers of our Class A ordinary shares that are sold under the Sales Agreement may purchase such Class A ordinary shares at different prices.

S-4

A substantial number of our Class A ordinary shares may be sold in this offering and we may sell or issue additional Class A ordinary shares in the future, which could cause the price of the Class A ordinary shares to decline.

Assuming we will sell an aggregate of 1,634,220 Class A ordinary shares during the term of the Sales Agreement with A.G.P., the underlying Class A ordinary shares represented thereby will equal approximately 54.5% of our outstanding Class A ordinary shares as of May 14, 2026. This sale and any future issuances or sales of a substantial number of Class A ordinary shares or Class A ordinary shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Class A ordinary shares. We have issued a substantial number of Class A ordinary shares in connection with the options to purchase our Class A ordinary shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of shares in the public market or otherwise could reduce the prevailing market price for the Class A ordinary shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

An active trading market for our Class A ordinary shares may not be sustained.

Although our Class A ordinary shares are listed on Nasdaq, the market for our Class A ordinary shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Class A ordinary shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Because we do not anticipate paying any cash dividends on our Class A ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Class A ordinary shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A ordinary shares will provide a return to our shareholders.

Resales of our Class A ordinary shares in the public market during this offering by our shareholders may cause the market price of our Class A ordinary shares to fall.

Sales of a substantial number of our Class A ordinary shares could occur at any time. The issuance of new Class A ordinary shares could result in resales of our Class A ordinary shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A ordinary shares.

The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors

The trading price of our Class A ordinary shares may be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares and result in substantial losses to investors

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A ordinary shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares.

S-5

The trading price of our Class A ordinary shares may be volatile and could fluctuate widely due to factors beyond our control and for reasons that are unrelated to our actual or expected performance. In addition, if the trading volumes of our Class A ordinary shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A ordinary shares. This low volume of trades could also cause the price of our Class A ordinary shares to fluctuate greatly. Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A ordinary shares.

In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our issued and outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the event of market volatility, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Short selling may drive down the market price of our Class A ordinary shares

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Further, as a “foreign private issuer,” our directors and officers remain exempt from Section 16(b) (short-swing profit liability) and Section 16(c) (short sale prohibitions).

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

There is no assurance that our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements, and, therefore, we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

S-6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our business development, financial condition and results of operations;

●	our anticipated business activities and the expected impact of these actions on our results of operations and financial condition;

●	expected changes in our revenues and certain costs or expenses;

●	the demand for, and market acceptance of, our products and services;

●	changes in our relationships with its major customers;

●	political, regulatory or economic changes in Singapore that affect us, including inflation, labor laws and worker relations, changing governmental rules and regulations, and structural factors affected manufacturing operators in general; and

●	general economic and business conditions affecting our major customers.

You should read this prospectus and the documents incorporated herein by reference thoroughly and with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus, including the section titled “Risk Factors” on page 4, refer to factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

S-7

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

S-8

DIVIDEND POLICY

We have never declared or paid dividends on shares of our Class A ordinary shares. We intend to retain future earnings, if any, to support the development of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results, and current and anticipated cash needs.

S-9

CAPITALIZATION

The following table sets forth our capitalization, as of December 31, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the effect to a 10 to 1 share consolidation that was effected on March 30, 2026 that changed the par value from $0.00025 to $0.0025; and (iii) the issuance and sale of 1,634,220 Class A Shares in this offering at offering price of $3.39 per Class A Share (which was the last reported sale price on May 14, 2026), after deducting commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds” included elsewhere in this prospectus, and in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the financial year ended December 31, 2025, which is incorporated by reference herein. You should also read this table in conjunction with other sections of this prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

Shareholders’ Equity	Actual	As adjusted
	$’000	$’000

Class A ordinary shares, $0.0025 par value; authorized 190,000,000 shares; (Actual: *1,363,415 shares) (As adjusted: *2,997,635) issued and outstanding	2	6
Class B ordinary shares, $0.0025 par value; authorized 5,000,000 shares; (Actual: *1,085,264) (As adjusted: *1,085,264) shares issued and outstanding	3	3
Preferred shares, $0.0025 par value; authorized 5,000,000 shares; no shares issued or outstanding	-	-
Additional paid-in capital	9,365	14,512
Accumulated other comprehensive loss	202	202
Retained earnings	(2,332)	(2,332)

Total Shareholders’ Equity	7,240	12,391

Indebtedness	8,927	8,927

Total Capitalization	16,167	21,318

* Reflects shares issued and outstanding after giving effect to a share consolidation on a 10 for 1 ratio that took effect on March 30, 2026.

S-10

DILUTION

If you invest in our Class A ordinary shares in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Class A ordinary shares after this offering.

Our historical net tangible book value as of December 31, 2025 was approximately $7.2 million, or $2.96 per share of ordinary shares. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Class A ordinary shares outstanding on December 31, 2025.

After giving effect to our issuance and sale of 1,634,220 shares of Class A ordinary shares in this offering at an offering price of $3.39 per share (which was the last reported sale price on May 14, 2026), and after deducting estimated offering expenses and after deducting estimated sales agent discounts payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $12.4 million, or $3.03 per share of ordinary shares. This represents an immediate increase in net tangible book value per share of ordinary shares of $0.07 to existing stockholders and immediate dilution of $0.36 per share of ordinary shares in net tangible book value per share to new investors purchasing securities in this offering. Dilution per ordinary share to new investors is determined by subtracting as adjusted net tangible book value per ordinary share after this offering from the offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing securities in this offering:

Offering price per share		$3.39
Net tangible book value per share of ordinary shares as of December 31, 2025	$2.96
Increase in net tangible book value per share of ordinary shares attributable to sale of shares of Class A ordinary shares in this offering	0.07

As adjusted net tangible book value per share of ordinary shares after this offering		$3.03

Dilution per share of ordinary shares to new investors		$0.36

The above discussion is based on 2,448,679 shares of our ordinary shares outstanding as of December 31, 2025.

To the extent that options outstanding as of December 31, 2025 have been or may be exercised or other shares are issued, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with A.G.P., pursuant to which we may issue and sell shares of our Class A ordinary shares having an aggregate offering price of up to $5,540,009 from time to time through or to the Sales Agent as sales agent or principal. The Sales Agent may sell the Class A ordinary shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including (i) in privately negotiated transactions with the consent of the Company; (ii) as block transactions; or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq or any other existing trading market in the United States for our Class A ordinary shares. If we and the Sales Agent agree on any method of distribution other than sales of shares of our Class A ordinary shares on or through Nasdaq in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time we wish to issue and sell Class A ordinary shares under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one (1) day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of such notice, they have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the sales agreement to sell our Class A ordinary shares is subject to a number of customary conditions that we must meet. We may instruct the Sales Agent not to sell our Class A ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We and the Sales Agent may suspend the offering of Class A ordinary shares upon proper notice to the other party and subject to other conditions. We and the Sales Agent each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time upon five (5) days’ prior notice.

Unless otherwise specified in the applicable placement notice, settlement for shares of our Class A ordinary shares will occur on the trading day following the date on which the sales are made. Sales of our Class A ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission for their services in acting as agent in the sale of Class A ordinary shares at a commission rate, in the aggregate, of up to 3.0% of the gross proceeds from each sale. We also agreed to reimburse the Sales Agent for certain specified fees and documented expenses, including the fees and documented expenses of their legal counsel in an aggregate amount not to exceed $35,000, plus an additional amount not to exceed $5,000 per financial quarter. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent and expense reimbursement under the terms of the Sales Agreement, will be up to approximately $222,525.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of Class A ordinary shares, or (ii) sell, bid for, or purchase Class A ordinary shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Class A ordinary shares under the Sales Agreement other than the Sales Agent.

In connection with the sale of the Class A ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and their compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including civil liabilities under the Securities Act. The Sales Agent is not required to sell any certain number of shares or dollar amount of our Class A ordinary shares, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of Class A ordinary shares requested to be sold by us, subject to the conditions set forth in the Sales Agreement.

The offering of our Class A ordinary shares pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all Class A ordinary shares subject to the Sales Agreement; and (2) the termination of the Sales Agreement as described therein.

A.G.P. has in the past, and its affiliates may in the future, provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our Class A ordinary shares while the offering is ongoing under this prospectus. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information” below.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

S-12

LEGAL MATTERS

Certain legal matters will be passed upon for us by TroyGould PC. The Sales Agent is being represented in connection with this offering by Thompson Hine LLP, New York, New York.

EXPERTS

The financial year ended December 31, 2025 audited annual consolidated financial statements of SKK Holdings Limited as of and for each of the years in the two-year period ended December 31, 2025, incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been incorporated by reference in reliance upon the report of W.W.C., PC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus supplement. This prospectus supplement does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.vaxart.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 20-F for the financial year ended December 31, 2025 filed on April 10, 2026;

●	our Reports on Form 6-K furnished on April 1, 2026, April 2, 2026 (amending a Form 6-K filed on October 14, 2025), April 20, 2026 and May 5, 2026; and

●	the description of our Class A ordinary shares contained in our Registration Statement on Form 8-A filed on October 7, 2024, and any amendment or report subsequently filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at https://www.skkworks.com.sg.

S-13

Prospectus

SKK Holdings Limited

$250,000,000

Class A Ordinary Shares
Preferred Shares

Debt Securities

Warrants
Rights

Units

We may offer to sell, from time to time, in one or more offerings, any combination of Class A ordinary shares, preferred shares, debt securities, warrants, rights, or units having an aggregate initial offering price not exceeding $250,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.

We will provide the specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus carefully before you invest.

We may offer and sell these securities directly to purchasers or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in a prospectus supplement, which prospectus supplement you should review carefully with respect to any such securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement for a discussion of the risks that you should consider before you invest in our securities.

Our ordinary shares are traded on The NASDAQ Capital Market (“Nasdaq”) under the symbol “SKK.” As of the date of this prospectus, no other securities that we may offer by this prospectus are listed on a national securities exchange or quoted on an automated quotation system. On May 1, 2026, the closing price for our class A ordinary shares as reported on Nasdaq was $1.7501 per share. As of May 1, 2026, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or our “public float,” was approximately $2.4 million, which was calculated based on 1,363,415 outstanding Class A ordinary shares held by non-affiliates and on the closing price per Class A ordinary share of $1.7501. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $250,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and the prospectus supplement is delivered or securities are sold on a later date.

You should rely only on the information contained in this prospectus, in the prospectus supplement and in any document incorporated by reference into this prospectus or in the prospectus supplement. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “SKK,” the “company,” “we,” “us” and “our” refer to SKK Holdings Limited and our subsidiaries.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. This annual report contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our business development, financial condition and results of operations;

●	our anticipated business activities and the expected impact of these actions on our results of operations and financial condition;

●	expected changes in our revenues and certain costs or expenses;

●	the demand for, and market acceptance of, our products and services;

●	changes in our relationships with its major customers;

●	political, regulatory or economic changes in Singapore that affect us, including inflation, labor laws and worker relations, changing governmental rules and regulations, and structural factors affected manufacturing operators in general; and

●	general economic and business conditions affecting our major customers.

You should read this prospectus and the documents incorporated herein by reference thoroughly and with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus, including the section titled “Risk Factors” on page 3, refer to factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2

THE COMPANY

General

SKK Holdings Limited is a civil engineering service provider that specializes in subsurface utility works in Singapore and has participated in numerous public utility projects, including but not limited to power and telecommunication cable laying works, water pipeline works and sewer rehabilitation works. We were founded in 2013 by Mr. Sze Koon Kiat, our Chief Executive Officer, together with, among others, Mr. Ng Chun Seong, one of our Executive Directors and our Chief Operating Officer. Our Executive Officers, including Mr. Sze Koon Kiat, Mr. Ng Chun Seong, Mr. Wong Kok Leong and Mr. Tang Teck Shen, have over 30, 28, 20 and 17 years of experience in the field, respectively. As of March 31, 2026, we were equipped with a fleet of 15 HDD rigs, 22 excavators and 35 vehicles and a staff of over 179. We are one of the five major contractors in Singapore for horizontal directional drilling, or HDD works.

On May 1, 2026, the Company entered into an Asset Purchase Agreement with Rantizo, Inc. (“Rantizo”), a Delaware corporation, under which the Company will acquire (the “Asset Purchase”) substantially all of Rantizo’s drone-based technology assets used in agricultural spraying, seeding and monitoring for agriculture, forestry, emergency response and other commercial applications (the “Target Assets”). The Company will pay to Rantizo a purchase price consisting of $759,047 in cash and approximately $258.8 million of newly issued Class A ordinary shares (the “Consideration Shares”), the number of which will be based on the volume weighted average price of the Class A ordinary shares (“VWAP”) on each of the three trading days prior to the closing of the Asset Purchase (“Closing”). The Target Assets are being acquired at approximately $258.8 million valuation. The Company received an independent third-party valuation of the Target Assets from Newbridge Securities Corporation, and such third-party valuation was part of the Company’s internal process in valuing the Target Assets. The Company has agreed to register for resale the Consideration Shares pursuant to a registration rights agreement.

At Closing, Rantizo will have the right to nominate two directors to the Company’s board of directors, consisting of one executive director and one independent director. The Company has also agreed to grant at Closing to certain individuals in management a total number of Class A ordinary shares having an aggregate grant-date value of $12,000,000 based on the VWAP on each of the three trading days prior to Closing. Additionally, at or prior to Closing, Rantizo has agreed to consummate a $10,000,000 private placement of its common shares and to deposit such proceeds in escrow until Closing. At Closing, in consideration of payment to it of the $10,000,000 from escrow, the Company has agreed to issue to Rantizo an additional number of its Class A ordinary shares based on the VWAP on each of the three trading days prior to Closing.

The Closing is subject to shareholder approval, compliance with Nasdaq Rules, the effectiveness of applicable regulatory clearance and other customary conditions. The boards of directors of Rantizo and the Company each unanimously approved the Asset Purchase and related transactions.

Concurrently with entry into the Asset Purchase Agreement, Rantizo has also entered into a Securities Purchase Agreement as of May 1, 2026 (the “Securities Purchase Agreement”), under which Rantizo has agreed to purchase from certain shareholders of the Company their existing Class B ordinary shares of the Company for a total purchase price of $8,000,000. In connection with the Securities Purchase Agreement, the Company has agreed to register the resale of the Consideration Shares under the Securities Act pursuant to a Registration Rights Agreement dated as of May 1, 2026, which agreement sets forth customary registration rights.

Upon closing, SKK Holdings will operate a platform combining drone technology and commercial infrastructure across precision agriculture, forestry emergency response, and broader commercial end markets. The Company intends to pair the Acquired Assets with access to the U.S. public capital markets to accelerate commercialization, deepen customer relationships, and pursue follow-on opportunities as the unmanned aerial systems sector continues to consolidate around scaled operators.

The foregoing descriptions of the Asset Purchase Agreement, Securities Purchase Agreement and Registration Rights Agreement do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibit hereto.

We were incorporated in the Cayman Islands as an exempted company on March 27, 2023. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 27 First Lok Yang Road Singapore 629735. Our telephone number at this location is +65 6334 3831. Our principal website address is https://www.skkworks.com.sg. The information contained on or accessible through our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the financial year ended December 31, 2025, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

The risks and uncertainties described below and in our subsequent reports filed with the SEC are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Class A ordinary shares, debt securities, warrants to purchase Class A ordinary shares, rights to purchase securities and units consisting of a combination of any of these securities in one or more offerings up to a total offering amount of $250,000,000. The securities offered under this prospectus may be offered separately or together, and in amounts, at prices and on terms to be determined at the time of sale. Our Class A ordinary shares, warrants and units that we may offer are sometimes collectively referred to in this prospectus as the “securities.”

We were incorporated in the Cayman Islands as an exempted company on March 27, 2023. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 27 First Lok Yang Road Singapore 629735. Our telephone number at this location is +65 6334 3831. Our principal website address is https://www.skkworks.com.sg. The information contained on or accessible through our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

3

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, as of December 31, 2025, our capitalization and indebtedness, which gives effect to a 10 to 1 share consolidation that was effected on March 30, 2026 that changed the par value from $0.00025 to $0.0025. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the financial year ended December 31, 2025, which is incorporated by reference herein. You should read this table in conjunction with other sections of this prospectus (as supplemented or amended) and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

As of December 31, 2025
$’000

INDEBTEDNESS	8,927

EQUITY:
Class A ordinary shares, $0.0025 par value; authorized 190,000,000 shares; *1,363,415 shares issued and outstanding	2
Class B ordinary shares, $0.0025 par value; authorized 5,000,000 shares; *1,085,264 shares issued and outstanding	3
Preferred shares, $0.0025 par value; authorized 5,000,000 shares; no shares issued or outstanding	-
Additional paid in capital	9,365
Accumulated deficit	(2,332)
Accumulated other comprehensive income	202

Total shareholders’ equity	7,240

Total capitalization	16,167

* Reflects shares issued and outstanding after giving effect to a share consolidation on a 10 for 1 ratio that took effect on March 30, 2026.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our ordinary shares (or shares of our subsidiaries) that is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

MARKETS

Our Class A ordinary shares are traded on Nasdaq under the symbol “SKK.” On May 1, 2026, the last reported sale price of our Class A ordinary shares on Nasdaq was $1.7501 per share. As of May 1, 2026, there were 6 holders of record of our Class A ordinary shares. However, we believe that there are a significantly greater number of beneficial holders of our Class A ordinary shares held in “street name.”

4

If we issue securities pursuant to this prospectus we may seek listing of the additional issued Class A ordinary shares, or Class A ordinary shares underlying the other securities that may be offered under this prospectus, or such other securities, themselves, on Nasdaq. Such determination will be made by our board of directors at the time of offering. There is no assurance that approval for any such listing would be granted.

OFFER AND LISTING

The offering price of the securities covered by this prospectus and the exercise price of our warrants, as the case may be, will be established by our board of directors at the time we make an offering pursuant to this prospectus. We will provide these specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a prospectus supplement.

Our Class A ordinary shares are traded on Nasdaq under the trading symbol “SKK.”

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer and sell, together or separately:

●	Class A ordinary shares, par value $0.0025 per share (as may be consolidated and subdivided from time to time);

●	debt securities;

●	warrants to purchase Class A ordinary shares; and

●	any combination of Class A ordinary shares and warrants as units.

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF ORDINARY SHARES

As of May 1, 2026, the number of shares the Company is authorized to issue consisted of $500,000 divided into 190,000,000 Class A ordinary shares of a nominal or par value of $0.0025 each, 5,000,000 Class B ordinary shares of a nominal or par value of $0.0025 each, and 5,000,000 preferred shares of a nominal or par value of $0.0025 each. As of May 1, 2026, there were 1,363,415 Class A ordinary shares and 1,085,264 Class B ordinary shares, outstanding, all of which were fully paid, and no Preferred Shares were outstanding. All of our authorized Preferred Shares are reserved for issuance under a Rights Agreement. Our outstanding share capital is further described under “Shares” beginning on page 20 of this prospectus. The following is a summary of the material provisions of our Class A ordinary shares. The applicable prospectus supplement will describe, to the extent applicable:

●	the number of Class A ordinary shares we are offering;

●	the purchase price per share;

●	whether the Class A ordinary shares are or may be materially limited or qualified by the rights evidenced by any other class of securities or by the provisions of any contract or other document; and

●	any other material terms of the offering.

5

Memorandum and Articles of Association

Our Second Amended and Restated Memorandum and Articles of Association (“Amended and Restated Memorandum and Articles of Association”) authorize registered shares only, and no bearer shares are being offered hereby. Our Amended and Restated Memorandum and Articles of Association provide that our ordinary shares may be transferred subject to the compliance, to the extent applicable, with the securities laws of the United States, the states thereof or any other jurisdiction. Additional restrictions on the free transferability of the ordinary shares, if any, will be described in the applicable prospectus supplement.

Ordinary shares

Holders of our Class A ordinary shares are entitled to one (1) vote for each whole share on all matters to be voted upon by members, including the election of directors. Holders of our Class B ordinary shares are entitled to 100 votes for each whole share on all matters to be voted upon by members, including the election of directors. Holders of our ordinary shares do not have cumulative voting rights in the election of directors. All of our ordinary shares rank equally with one another with respect to liquidation and dividend rights. Holders of our ordinary shares are entitled to receive dividends if and when declared by our board of directors out of profits. In the event of our liquidation, all assets available for distribution to the holders of our ordinary shares are distributable among them according to their respective holdings. Holders of our ordinary shares have no preemptive rights to subscribe for any additional, unissued ordinary shares.

Our authorized and unissued ordinary shares are at the disposal of our board of directors, who may offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as our board of directors may determine, without additional shareholder approval.

Subject to the requirements of our Amended and Restated Memorandum and Articles of Association, we may purchase, redeem or otherwise acquire and hold our own shares provided that our directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts.

Further information regarding our Amended and Restated Memorandum and Articles of Association, which govern the rights of the holders of our ordinary shares, is included as an exhibit to our Form 20-F for the financial year ended December 31, 2025, which was filed with the SEC on April 10, 2026, and which is incorporated by reference into this prospectus.

Listing

Our Class A ordinary shares are listed on Nasdaq under the symbol “SKK.”

Transfer Agent

The transfer agent for our Class A ordinary shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

6

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

●	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any Cayman Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

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Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

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●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any share capital;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Company; or

●	any other event of default provided with respect to securities of that series.

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In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Company; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

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The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

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We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

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The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two (2) years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our Articles of Association.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares, debt securities or warrants that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares, debt securities or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may offer and issue warrants to purchase our Class A ordinary shares. The warrants may be issued independently or as a part of units consisting of Class A ordinary shares or warrants to purchase additional Class A ordinary shares. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificate or warrant agreement evidencing the warrants that we are offering will be filed with the SEC and incorporated by reference into this prospectus before the issuance of the related warrants, and you should carefully review such document.

The prospectus supplement will describe the following terms of warrants to purchase our Class A ordinary shares, to the extent applicable:

●	the title of the warrants;

●	the Class A ordinary shares for which the warrants are exercisable;

●	the price at which the warrants will be issued and the exercise price of the warrants;

●	the aggregate number of warrants offered;

●	the number of Class A ordinary shares that may be purchased upon the exercise of each warrant;

●	whether the warrants are being offered separately or as a part of units consisting of Class A ordinary shares or warrants to purchase additional Class A ordinary shares;

●	the terms of any right by us to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	the procedures for exercising the warrants;

●	the terms on which the warrants may be amended;

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●	the terms of any adjustments in the warrant exercise price and the number of Class A ordinary shares purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a share dividend to holders of Class A ordinary shares or a share split, reverse share split, consolidation, subdivision or reclassification of Class A ordinary shares;

●	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

●	the maximum or minimum number of warrants which may be exercised at any time; and

●	the material United States federal income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase Class A ordinary shares will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer and issue units that consist of Class A ordinary shares or warrants to purchase additional Class A ordinary shares. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one (1) Class A ordinary share or a specific principal amount of our debt securities and one (1) warrant to purchase an additional Class A ordinary share or principal amount of our debt securities at a specified price. The holder of a unit will also hold each of the securities that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our Class A ordinary shares, debt securities and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

●	the price of each unit;

●	the securities comprising each unit;

●	the exercise price of the warrants comprising part of the units;

●	the aggregate number of units offered;

●	the number of Class A ordinary shares that may be purchased upon the exercise of each warrant comprising part of a unit;

●	the terms of any right by us to redeem any of the securities comprising the units;

●	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

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●	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

●	the terms on which the units or warrants forming part of the units may be amended;

●	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

●	the material United States federal income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters or dealers for resale to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors; or

●	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of our securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions;

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

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We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the Class A ordinary shares at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five (5) years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

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EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder, other than any underwriting discounts and being offered commissions and reimbursable expenses payable by us. All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount
SEC Registration Fee	$34,525
Legal Fees and Expenses	$50,000
FINRA fee	$38,000
Accounting Fees and Expenses	$50,000
Printing and Filing Expenses	$10,000
Transfer Agent and Registrar	$10,000
Miscellaneous	$30,000
TOTAL	$222,525

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SHARES

As of May 1, 2026, the number of shares the Company is authorized to issue consists of $500,000 divided into 190,000,000 Class A ordinary shares of a nominal or par value of $0.0025 each, 5,000,000 Class B ordinary shares of a nominal or par value of $0.0025 each, and 5,000,000 preferred shares of a nominal or par value of $0.0025 each. As of May 1, 2026, there were 1,363,415 Class A ordinary shares and 1,085,264 Class B ordinary shares outstanding, all of which were fully paid, and no preferred shares were outstanding.

Other than as disclosed elsewhere in this prospectus or in our Annual Report on Form 20-F for the financial year ended December 31, 2025, there have been no events in the last three (3) years, which have changed the amount, the number of classes, or voting rights, of our issued shares.

ADDITIONAL INFORMATION

Information required by Items 10.B through 10.I of Form 20-F is included in our Annual Report on Form 20-F for the financial year ended December 31, 2025, which is incorporated by reference into this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the validity and enforceability of the issuance of the securities pursuant to this prospectus have been passed upon for us by Conyers Dill & Pearman, Cayman Islands, our special legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2025, have been audited by W.W.C., PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov that contains reports, registration statements, and other information regarding issuers such as us that file electronically with the SEC. Also, using our website, http://www.skkworks.com.sg, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our Annual Reports on Form 20-F and our reports on Form 6-K, and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning our principal executive office, which is at 27 First Lok Yang Road, Singapore 629735, phone number +65 6334 3831.

We have filed with the SEC a registration statement under the Securities Act of which this prospectus is a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference documents we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the financial year ended December 31, 2025 filed on April 10, 2026;

●	our Reports on Form 6-K furnished on October 14, 2025, October 17, 2025, October 31, 2025, November 11, 2025, December 23, 2025, April 1, 2026, April 2, 2026, April 20, 2026 and May 4, 2026; and

●	the description of our Class A ordinary shares contained in our Registration Statement on Form 8-A filed on October 7, 2024, and any amendment or report subsequently filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to 27 First Lok Yang Road, Singapore 629735, Attn: Secretary, telephone: +65 6334 3831.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

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As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being an exempted Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and Cayman Islands companies may not have standing to sue before the federal courts of the United States.

It may be difficult for investors in our securities to effect service of process within the United States upon us or to enforce against our company judgments of courts of the United States predicated upon civil liabilities under the U.S. federal securities or other laws because all of our assets and all of our officers and directors are located outside the United States. Furthermore, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States because we have no assets in the United States.

Although we have assets in Singapore, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in either the U.S. or Singapore. Courts in Singapore may refuse to enforce a U.S. judgment or may refuse to hear a claim based on a violation of U.S. securities laws. In addition, even if a Singapore court were to agree to hear a claim, it may determine that Singapore law, and not U.S. law, is applicable to the claim. There is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Moreover, we have no assets in the Cayman Islands that may be used to satisfy a judgment rendered by a court located there.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SKK Holdings Limited

$5,540,009

Class A Ordinary Shares

Sole Sales Agent

A.G.P.

PROSPECTUS SUPPLEMENT

May 18, 2026